UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2026

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2046 Riverview Auto Drive, Suite 300 Mesa, Arizona	85201
(Address of principal executive offices)	(Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2026, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Verra Mobility Corporation (the “Company”) approved the grant of an equity award to Stacey Moser, who has been named the Company’s Chief Customer Officer, where she will oversee sales, account management and marketing for the Company’s Commercial Services and Government Solutions segments. The equity award was made in the form of time-vested restricted stock units (the “RSU Award”), with a grant date value of $375,000. The RSU Award will vest in two equal annual installments beginning on June 12, 2027, subject to Ms. Moser’s continued employment through each applicable vesting date, and further subject to the terms and conditions set forth in the Company’s Amended and Restated 2018 Equity Incentive Plan (as amended from time to time, the “2018 Plan”) and the related award agreement, and further subject to the following: prior to June 12, 2028, if Ms. Moser’s employment with the Company and all parent or subsidiary corporations of the Company and all of its affiliates is terminated by the Company (or its successor) for any reason other than Cause (as defined in the 2018 Plan), Ms. Moser’s death or Ms. Moser’s Disability (as defined in the 2018 Plan), any unvested portion of such RSU Award shall vest, subject to Ms. Moser’s timely execution and non-revocation of a general release of claims and separation agreement in a form provided by the Company. In addition, on June 16, 2026, the Compensation Committee approved an additional grant of time-vested restricted stock units to Ms. Moser with a grant date value of $125,000, with the same terms as the RSU Award but with vesting beginning on June 16, 2027. Ms. Moser was also granted a cash retention award of $375,000 (the “Retention Cash Award”). The Retention Cash Award will vest in two equal annual installments beginning on June 12, 2027, subject to Ms. Moser’s continued employment through each applicable vesting date. Prior to June 12, 2028, if Ms. Moser’s employment with the Company and all parent or subsidiary corporations of the Company and all of its affiliates is terminated by the Company (or its successor) for any reason other than Cause (as defined in the 2018 Plan), Ms. Moser’s death or Ms. Moser’s Disability (as defined in the 2018 Plan), any unvested portion of the Retention Cash Award shall vest and be paid to Ms. Moser, subject to Ms. Moser’s timely execution and non-revocation of a general release of claims and separation agreement in a form provided by the Company. In addition, on June 16, 2026, the Compensation Committee approved an additional cash retention award to Ms. Moser in the amount of $125,000, with the same terms as the Retention Cash Award but with vesting beginning on June 16, 2027. The foregoing awards to Ms. Moser are part of arrangements structured to retain Ms. Moser and to reflect the updated role of Ms. Moser as Chief Customer Officer. The Compensation Committee approved the arrangements in consultation with its independent compensation consultant, taking into account the Company’s retention goals and Ms. Moser’s new role.

Item 7.01	Regulation FD Disclosure.

On June 17, 2026, the Company issued a press release announcing organizational changes to accelerate transformation and enhance customer focus, including the appointment of Ms. Moser as the Company’s Chief Customer Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits

99.1	Press Release, dated June 17, 2026, issued by Verra Mobility Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2026	Verra Mobility Corporation

	By:	/s/ Craig Conti
	Name:	Craig Conti
	Title:	Chief Financial Officer